UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2006

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

     _________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01, “Completion of Acquisition or Disposition Assets,” which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2006, an Asset Purchase Agreement was entered into by and among the Registrant, Theaters 4U, LLC (the “Seller”), Brian Wagner, Anthony Kilker and Kevin Hughes pursuant to which the Registrant purchased substantially all of the assets of the Seller that are used in a Theater Xtreme® home theater and furnishings store (the “Acquisition”). In 2004, TX Expansion Group, Inc. had entered into a Franchise Agreement with Seller which was subsequently assigned to the Registrant. The Franchise Agreement was terminated in connection with this transaction. TX Expansion Group, Inc. had received $825,000 in connection with the execution of the Franchise Agreement.

The consideration for the Acquisition consisted of 40,000 shares of the Registrant’s common stock par value $0.001 per share, $10,000 in cash, $140,709 in a promissory note (the principal terms of which are described below in Item 2.03), and the assumption of certain liabilities. In the aggregate, the consideration is valued at approximately $190,709, excluding liabilities assumed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Registrant entered into a promissory note for $140,709, dated July 1, 2006 (the “Note”), with the Seller as part of the consideration for the Acquisition. The Note matures on December 31, 2006 and bears interest at an annual rate of 7.0%. The Note is payable in consecutive monthly installments of $3,000 per month beginning July 31, 2006, and a final balloon payment of $130,441.64 is due and payable on December 31, 2006. The repayment may be accelerated if the Registrant receives funding from outside investors as a result of any issuance of the Registrant’s capital stock totaling at least $3,000,000 in gross proceeds.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01, “Completion of Acquisition or Disposition Assets” and Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” above, which are incorporated herein by reference. Section 4(2) of the Securities Act of 1933 was relied upon in providing an exemption from registration for this transaction, because the shares are being issued to a limited number of persons and will not involve a public offering. The shares of common stock issued in the Acquisition were valued by the Registrant and the Seller at $1.00 per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number       Description of Document

2.1	Asset Purchase Agreement by and among Theater Xtreme Entertainment Group, Inc., Theaters 4U, LLC, Brian Wagner, Anthony Kilker and Kevin Hughes dated as of July 1, 2006.

10.1	Promissory Note dated as of July 1, 2006, between Theater Xtreme Entertainment Group, Inc. and Theaters 4U, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

July 5, 2006	By:	/s/ James Vincenzo
	Name:	James Vincenzo
	Title:	Chief Financial Officer